Exhibit 99.1

COMERICA INCORPORATED ANNOUNCES FEDERAL RESERVE BOARD APPROVAL OF ITS APPLICATION TO ACQUIRE STERLING BANCSHARES, INC.

DALLAS/July 13, 2011 – Comerica Incorporated (NYSE: CMA) (“Comerica”) today announced that its application to acquire Sterling Bancshares, Inc. (Nasdaq: SBIB) (“Sterling”) has been approved by the Board of Governors of the Federal Reserve System.  The Texas Department of Banking has also approved Comerica’s acquisition of Sterling.  Subject to the terms and conditions of the merger agreement, and following the expiration of the required 15-day Department of Justice waiting period associated with the Federal Reserve Board’s approval order, Comerica expects that the closing of the acquisition will be effective as of 12:01 a.m. CT on July 28, 2011.

Under terms of the agreement, announced on January 18, 2011, each outstanding share of Sterling will be exchanged for 0.2365 shares of Comerica stock at closing, subject to payment of cash in lieu of fractional shares.

As previously announced by Sterling, its shareholders approved the merger with Comerica on May 5, 2011.

“We continue to be excited about the opportunity to significantly boost our Texas presence with the acquisition of Sterling,” said Ralph W. Babb Jr., chairman and chief executive officer, Comerica Incorporated and Comerica Bank.  “Sterling’s branch network is very appealing, and the bank has a very attractive deposit base.  We believe these positive attributes give us the ability to leverage additional marketing capacity to offer a wide array of products through a larger distribution network, particularly to middle market companies and small businesses.  We are pleased with the timing of this acquisition as we are gaining momentum in our Texas market.  We anticipate a smooth and seamless transition. The more work we do and the better we get to know Sterling, the more confident we are in the fit of our two organizations. We look forward to welcoming Sterling customers and employees to Comerica as we begin this new chapter in our Texas banking history.”

About Comerica

Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three business segments: The Business Bank, The Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships, and helping people and businesses be successful. In addition to Dallas-Fort Worth, Houston and Austin, Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico. Comerica reported total assets of $55.0 billion at March 31, 2011. To receive e-mail alerts of breaking Comerica news, go to http://www.comerica.com/newsalerts.

Forward-looking Statements

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective,” “pending,” “looks forward” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica, Sterling, the proposed transaction with Sterling or the combined company following the transaction often identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of management based on information known to management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of the expected benefits and costs of the transaction; forecasts of revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; the ability to obtain any required regulatory or other approvals; any statements of the plans and objectives of management for future or past operations, products or services, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Such statements reflect the view of management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual results could differ materially from those anticipated by the forward-looking statements or historical results.  Factors that could cause or contribute to such differences include, but are not limited to, the possibility that expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the transaction may not be timely completed, if at all; that prior to the completion of the transaction or thereafter, Comerica’s and Sterling’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; that required regulatory or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ customers to the transaction; diversion of management time on merger-related issues; and those factors referenced in Comerica’s and Sterling’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made. Comerica and Sterling do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica and Sterling claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information for Shareholders

In connection with the proposed merger transaction, Comerica has filed with the SEC a Registration Statement on Form S-4 that includes a Proxy Statement of Sterling and a Prospectus of Comerica, and Sterling mailed the definitive Proxy Statement/Prospectus to its shareholders on or about April 6, 2011. Each of Comerica and Sterling may file other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

A free copy of the definitive Proxy Statement/Prospectus, as well as other filings containing information about Comerica and Sterling, may be obtained at the SEC’s Internet site (http://www.sec.gov). You may be able to obtain these documents, free of charge, from Comerica at www.comerica.com under the tab “Investor Relations” and then under the heading “SEC Filings” or from Sterling by accessing Sterling’s website at www.banksterling.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Comerica Media Contacts:	Comerica Investor Contacts:

Wendy Walker	Darlene Persons
(214) 462-4443	(214) 462-6831

Wayne Mielke	Tracy Fralick
(214) 462-4463	(214) 462-6834